Calculation of Filing Fee Tables
S-8
WARRIOR MET COAL, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, of Warrior Met Coal, Inc.	Other	3,775,000	$ 85.85	$ 324,083,750.00	0.0001381	$ 44,755.97
Total Offering Amounts:						$ 324,083,750.00		$ 44,755.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 44,755.97
Offering Note
[1]	Warrior Met Coal, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement on Form S-8 (this "Registration Statement") to register the issuance of an aggregate of 3,775,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Registrant, which are issuable pursuant to the Warrior Met Coal, Inc. 2026 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Shares of the Registrant that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Shares of the Registrant. The Maximum Aggregate Offering Price presented herein is estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Shares as of a date (April 17, 2026) within five business days prior to the filing of this Registration Statement, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources